UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 16, 2010

Value Line, Inc.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	0-11306 (Commission File Number)	13-3139843 (I.R.S Employer Identification No.)

220 East 42nd Street
New York, New York
(Address of Principal Executive Offices)
10017
(Zip Code)

(212) 907-1500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2010, Value Line, Inc. ("Value Line") informed NASDAQ that, as a result of the removal of certain directors of Value Line, as described in Item 5.02 below, Value Line was over a weekend not in compliance with NASDAQ Listing Rule 5605(c) ("Rule 5605(c)") which requires that the audit committee of Value Line's Board of Directors (the "Board") be composed of at least three independent directors.  As a result of the actions described in Item 5.02 below, there were no independent directors remaining on the Board.  Value Line informed NASDAQ that, as described in Item 5.02 below, on April 19, 2010, the Board appointed three new independent directors to the Board and Value Line's Audit Committee, and that accordingly, Value Line is now again in compliance with Rule 5605(c).

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described below, on April 16, 2010, at a special meeting of the shareholders of Value Line, the shareholders of Value Line voted to remove, without cause, the following directors: Marion N. Ruth, Ruth Legon, Robert M. Perkins, Edward J. Shanahan and Herbert Pardes, who constituted all of the independent directors of Value Line.

On April 16, 2010, Edgar A. Buttner resigned as a director of Value Line.

On April 19, 2010, the following individuals were appointed by the Board as directors of the Company: Stephen Davis, Alfred Fiore and William Reed.  Each of Messrs. Davis, Fiore and Reed were appointed members of Value Line's Audit Committee and Compensation Committee.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 16, 2010, a special meeting of the shareholders of Value Line was held to consider a proposal to remove, without cause, one or more of the following members of the Board:  Marion N. Ruth, Ruth Legon, Robert M. Perkins, Edward J. Shanahan and Herbert Pardes (and any person or persons elected, appointed or designated by the Board to fill any vacancy or newly created directorship on or after February 26, 2010 and prior to completion of the Special Meeting).  At the April 16th special meeting, the following votes were cast with respect to the removal of each of the directors set forth below:

	Votes For Removal	Votes Against Removal	Abstentions
Marion N. Ruth	8,636,339	674,632	2,601
Ruth Legon	8,636,339	674,632	2,601
Robert M. Perkins	8,636,314	674,657	2,601
Edward J. Shanahan	8,636,314	674,657	2,601
Herbert Pardes	8,636,339	674,632	2,601

There were no broker “non-votes” in connection with the proposal considered at the April 16th special meeting.

Item 8.01.  Other Events.

On April 16, 2010, Value Line announced that the Board declared a special dividend of $3.00 per common share of Value Line, payable on April 29, 2010 to shareholders of record on April 26, 2010.  The special dividend is being paid in lieu of Value Line's regular quarterly dividend of $0.20 per common share of Value Line.

The April 16, 2010, special dividend press release is attached as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

99.1	Press release dated April 16, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE LINE, INC.

Dated: April 19, 2010	By:	/s/ Howard A. Brecher
	Name:	Howard A. Brecher
	Title:	Acting Chairman and Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated April 16, 2010